SECURITIES  AND EXCHANGE COMMISSION
                   WASHINGTON,  D.C.    20549

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                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported ):
                          August 27, 1998
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                MAINSTREET  FINANCIAL CORPORATION
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             (Exact name of as specified in charter)


Virginia                  0-8622              54-1046817
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(State or other        (Commission            IRS Employer
 jurisdiction  of       File Number)       Identification No.)
 incorporation)


     P.O. BOX 4831, Martinsville, Virginia    24115-4831
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  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:   540-666-6724
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
Item 5.    Other Events
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     This current report on Form 8-K is being filed by MainStreet
Financial Corporation ("MainStreet") to report an execution of a definitive agreement with BB&T Corporation (BB&T), in which MainStreet will be acquired by BB&T.

     The transaction will be a stock for stock exchange in which
1.18 shares of BB&T stock will be exchanged for each share of MainStreet common stock. Based upon a BB&T closing price of $32.94 on August 25, 1998, the transaction will be valued at $554.3 million or $38.87 per MainStreet share. The transaction is subject to both regulatory and MainStreet shareholder approval and will be accounted for as a pooling of interests.

     BB&T is a multi-bank holding company with approximately $32.1 billion in assets. It operates 512 banking offices in the Carolinas, Virginia, Maryland and Washington, D.C. BB&T is traded on the New York Stock Exchange under the symbol BBK.

     MainStreet is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns ten community banks ( 49 offices), and two nonbanking subsidiaries. One nonbank subsidiary is a trust company chartered as a limited purpose national banking association and the other is a trust formed under the laws of the State of Delaware, exclusively for the purpose of issuing Trust Securities and investing the proceeds in 8.90% Junior Subordinated Deferrable Interest Debentures issued by the Registrant. MainStreet has approximately $2.1 billion in assets. MainStreet currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the City of Richmond and the Towns of Ashland and Mechanicsville and the Counties of Hanover, Henrico and Chesterfield; the County of Fairfax and the Cities of Reston and McClean, Virginia; the cities of Ballston, Falls Church, Alexandria, and Arlington; the counties of Arlington, Fairfax and Loudoun; the town of College Park, and the counties of Prince George and Montgomery, Maryland and contiguous areas.

     MainStreet will continue to trade under the NASDAQ symbol
MSBC until the legal consummation of the agreement.

                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        MAINSTREET FINANCIAL CORPORATION

Date: October 1, 1998   By:  /s/ James E. Adams
                             ---------------------------------
                             James E. Adams
                             Executive Vice President,
                             Chief Financial Officer/Treasurer










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